July 30, 1999


Dear Shareholders:

         We cordially invite you to attend the Meeting of the Shareholders of Saratoga Brands Inc. (the "Company") to be held at 10:00 a.m. on Tuesday, August 31, 1999, at the offices of Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP, 99 Wood Avenue South, Iselin, New Jersey 07095.

         The purposes of this meeting are to (i) elect a Board of four (4) directors, (ii) ratify the appointment of auditors, (iii) approve a name change to The Classica Group, Inc., and (iv) authorize shares of preferred stock. These matters are described in the accompanying Notice of Meeting and Proxy Statement.

         The Board of Directors recommends that Shareholders vote in favor of each proposal. We encourage all Shareholders to participate by voting their shares by Proxy whether or not they plan to attend the meeting. Please sign, date and mail the enclosed Proxy as soon as possible. If you do attend the Annual Meeting, you may still vote in person.

                                     Sincerely,



                                     Bernard F. Lillis, Jr.
                                     Secretary

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To be held on August 31, 1999

         Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of Saratoga Brands Inc. (the "Company") will be held at the offices of Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP, 99 Wood Avenue South, Iselin, New Jersey at 10:00 a.m.
Eastern Time, for the following purposes:

1. To elect a Board of Directors of four (4) persons to serve until the 2000 Annual Meeting of Shareholders or until a successor is duly elected and qualified.

2. To approve the appointment of Deloitte & Touche LLP as the Company's independent auditors.

3.     To approve a corporate name change to The Classica Group, Inc.

4.     To authorize shares of preferred stock.

5. To transact such other business as may properly come before the Meeting or any adjournment thereof.

         Only shareholders of record at the close of business on July 16, 1999 will be entitled to notice of and to vote at the Meeting.

         Whether or not you intend to attend the Meeting, please complete, date and sign the enclosed Proxy. Your Proxy will be revocable, either in writing or by voting in person at the Meeting, at any time prior to its exercise.

                                            By Order of the Board of Directors


                                            ---------------------------------
                                            BERNARD F. LILLIS, JR., Secretary

Lakewood, New Jersey
July 30, 1999

                              SARATOGA BRANDS INC.
                             1835 Swarthmore Avenue
                           Lakewood, New Jersey 08701

                                 PROXY STATEMENT

         Accompanying this Proxy Statement is a Notice of Annual Meeting of Shareholders, the Company's Form 10KSB for the year ended December 31, 1998, and a form of Proxy for such meeting solicited by the Board of Directors. The Board of Directors has fixed the close of business on July 16, 1999, as the record date for the determination of shareholders that are entitled to notice of and to vote at the meeting or any adjournment thereof. The holders of a majority of the outstanding shares of Common stock present in person, or represented by Proxy, shall constitute a quorum at the meeting.

         As of the record date, the Company had 5,046,661 outstanding shares of common stock, $.001 par value (the "Common Stock"), the holders of which are entitled to one vote per share.

         A Proxy that is properly submitted to the Company may be revoked at any time before it is exercised by written notice to the Secretary of the Company, and any Shareholder attending the meeting may vote in person and by doing so revokes any Proxy previously submitted by him. Where a Shareholder has specified a choice on his Proxy with respect to Proposals 1,2,3,4, and 5, it will be complied with. If no direction is given, all the shares represented by the Proxy will be voted in favor of such Proposals.

         The cost of soliciting Proxies will be paid by the Company, which will reimburse brokerage firms, custodians nominees and fiduciaries for their expenses in forwarding proxy material to the beneficial owners of the Company's stock. Officers and regular employees of the Company may solicit Proxies personally and by telephone. The Annual report of the Company for the fiscal year ended December 31, 1998, containing audited financial statements for such year, is enclosed with this Proxy Statement. This Proxy Statement and the enclosed Proxy are being sent to the shareholders of the Company on or about July 30, 1999.

IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THIS MEETING, YOU ARE REQUESTED TO PLEASE SIGN, DATE AND MAIL THE PROXY PROMPTLY.

                                   Proposal 1

                              ELECTION OF DIRECTORS

         According to the Company's By-Laws, the Board of Directors is composed of four (4) members. At each Annual Meeting, all directors will be elected to serve for one year expiring on the date of the Annual Meeting of shareholders for the following year. Each director elected will continue in office until a successor has been elected or until resignation or removal in the manner provided by the Company's By-Laws. The names of the nominees for the Board of directors are listed below. Shares represented by a properly executed proxy in the accompanying form will be voted for such nominees. However, discretionary authority is reserved to vote such shares in the best judgment of the persons named in the event that any person or persons other than the nominees listed below are to be voted on at the meeting due to the unavailability of any nominee so listed.

         All persons named below are directors of the Company at the present time. There are no family relationships between any nominees, directors or executive officer of the Company.

                           NOMINEES FOR ONE YEAR TERMS

Scott G. Halperin has been Chairman of the Company since July 1, 1997 and Chief Executive Officer since August 16, 1994. He also served as Treasurer from May of 1994 through June 30, 1997. He serves as President and Chief Executive Officer of Agama, Inc., which pursued mergers and acquisitions from 1993 through the end of 1994, the Company is currently inactive. He has been Chairman of the Board of stereoscape.com, inc. since February of 1997.

Bernard F. Lillis, Jr. has been a director, Chief Operating Officer, and Treasurer since July 1, 1997. He has been Chief Financial Officer since Apri1 15, 1996. Prior to joining Saratoga he served as Chief Financial Officer of one of the largest suppliers of construction aggregate in the New York Metropolitan Area for fourteen years. Previously he was Vice President Finance & Administration of a Princeton (NJ) management consulting firm for seven years. Mr. Lillis also served as Deputy City Manager-Finance of Rochester, New York, and began his career with Deloitte & Touche (previously Haskins & Sells), Certified Public Accountants. He is a Certified Public Accountant, a recipient of the New York State Society of CPA's Award for Outstanding Scholastic
Achievement in Accounting, and a member of the New York, New Jersey and Pennsylvania Societies of CPA's, and the Institute of Management Accountants. He has been a director of stereopscape.com, inc. since April of 1997.

Joseph M. Greene has been a director of the Company since February 23, 1998. He is the founder and has been the Chief Executive Officer of Advanced Trading Concepts since January of 1990, a sales agency for various, fully tariffed, switch and network based domestic and international carriers of telephone services. Additionally, he was the founder of National Telephone Company in March of 1987. He is a graduate of the College of William and Mary.

Harry J. Friedberg has been a director of the Company since March 2, 1998. He has been engaged in the private practice of law since 1963. He is admitted to the Bars of the state of New York and the District of Columbia.

                          INFORMATION CONCERNING BOARD

         The Board of Directors met 1 times in fiscal 1998. No director attended fewer than 75% of the meetings of the Board of Directors. In addition, the Board acted by unanimous consent 2 times during fiscal 1998.

         The Board of Directors has an Audit Committee. The Audit Committee is responsible for reviewing the Company's audited financial statements, meeting with the Company's independent accountants to review the Company's internal controls and financial management practices and examining all agreements or other transactions between the Company and its directors and officers to determine whether such agreements or transactions are fair to the Company's shareholders. Messrs. Greene, Friedberg, and Halperin currently serve on the Audit Committee.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information, as of July 16,1999, regarding the ownership of the Common Stock by (i) each director and nominee for director of the Company; (ii) each of the executive named officers and nominees,
(iii) each person known to the Company to beneficially own five percent (5%) or more of the Company's Common Stock, and (iv) all directors and executive officers of the Company as a group.


                                                          Common Stock
                                                                  Percentage of
Name of Beneficial Owner (A)                    Number of Shares  Outstanding(F)

Scott G Halperin                                    716,662 (B)          13.7%
1835 Swarthmore Avenue
Lakewood, N.J.  08701

Bernard F. Lillis, Jr.                              408,755 (C)           7.8%
1835 Swarthmore Avenue
Lakewood, N.J.  08701

Joseph M. Greene                                     60,000 (D)           1.2%
1835 Swarthmore Avenue
Lakewood, N.J.  08701

Harry J. Friedberg                                   63,334 (E)           1.2%
551 Fifth Avenue, Suite 3400
New York, N.Y.  10176

Robert Castellano                                    64,972               1.3%
1835 Swarthmore Avenue
Lakewood, N.J.  08701

All Directors and executive officers as a group   1,313,723              23.8%

(A) All information with respect to beneficial ownership of the shares is based upon filings made by the respective beneficial owners with the Securities and Exchange Commission or information provided by such beneficial owners to the Company. Shares include stock options and warrants exercisable within 60 days.

(B)      Includes options to purchase 195,556 shares at $0.875 held by Mr.
         Halperin.

(C)      Includes options to purchase 168,889 shares at $0.875 held by Mr.
         Lillis.

(D)      Includes options to purchase 60,000 shares at $0.875 held by Mr.
         Greene.

(E)      Includes options to purchase 60,000 shares at $0.875 held by Mr.
         Friedberg.

(F) For each beneficial owner, the "Percentage of Outstanding" equals each owner's actual holdings of shares plus shares represented by unexercised options and warrants held, divided by total shares outstanding of the Company at July 16, 1999, of 5,046,661, plus the above-referenced unexercised options and warrants of the referenced holder only. In other words, individual percentages of the listed holders will not add to the group total because the calculations are made separately for each holder.

                             EXECUTIVE COMPENSATION

         The following table sets forth, for each of the last fiscal years, cash and certain other compensation paid or accrued by the Company for the Chief Executive Officer and Chief Operating Officer. There are no other executive officers who earned at least $100,000 for any of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                Annual Compensation ($)          Long-Term Compensation ($)
                                                          Restricted   Securities       Long-Term
 Name and Principal                          Other Annual   Stock      Underlying     Incentive Plan    All Other
      Position           Year  Salary  Bonus Compensation   Awards      Options          Payouts      Compensation ($)
----------------------------------------------------------------------------------------------------------------------
Scott G. Halperin        1998 190,008     -      6,213          -       149,838             -                 -
Chairman of the Board    1997        -    -      6,205          -       195,556             -                 -
Chief Executive Officer  1996        -    -      6,000      73,499      181,149             -                 -
----------------------------------------------------------------------------------------------------------------------
Bernard F. Lillis, Jr.   1998 160,008     -      5,700          -        96,531             -                 -
Chief Operating Officer  1997  80,067     -      5,602          -       168,889             -                 -
Chief Financial Officer  1996  53,893     -      3,620          -       143,335             -                 -
----------------------------------------------------------------------------------------------------------------------


                        OPTION GRANTS IN LAST FISCAL YEAR

                               Individual Grants
----------------------------------------------------------------------------
                                    % of Total                                  Potential Realizable Value at
                       Number of      Options                                   Assumed Rates of Stock Price
                      Securities    Granted to   Exercise                     Appreciation for Option Term (A)
                      Underlying     Employees    of Base
                        Options      in Fiscal     Price      Expiration
      Name            Granted (#)      Year       ($/Sh)         Date           0%($)    5%($)      10% ($)
------------------------------------------------------------------------------------------------------------
Scott G. Halperin       149,838         55%        0.939   September 1, 2002      0    7,034.89    14,069.79
------------------------------------------------------------------------------------------------------------
Bernard F. Lillis, Jr.   96,531         35%        0.939   September 1, 2002      0    4,532.13     9,064.26


(A) The value indicated is a net amount, since the aggregate exercise price has been deducted from the final appreciated value. 5% and 10% appreciation would result in per share prices of approximately $0.985 and $1.03, respectively, as of July 31 2005.

                     AGGREGATED OPTION EXERCISES IN 1998 AND
                         DECEMBER 31, 1998 OPTION VALUES

                                                   Number of Securities
                     Shares                       Underlying Unexercised        Value of Unexercised In-the-
                   Acquired on      Value      Options at Fiscal Year-End (#)*   Money Options at FY-End ($)
      Name        Exercise (#)  Realized ($)    Exercisable    Unexercisable    Exercisable    Unexercisable
---------------------------------------------------------------------------------------------------------------
Scott G. Halperin         -            -          195,556              -               -               -
---------------------------------------------------------------------------------------------------------------
Bernard F. Lillis, Jr.    -            -          168,889              -               -               -

* Options are "in-the-money" if, on April 30, 1999, the market price of the Common Stock ($0.5313) exceeded the exercise price of such options. The value of such options is calculated by determining the difference between the aggregate market price of the Common Stock covered by such options on April 30, 1999, and the aggregate price of such options.

Employment Agreements

         The Company has employment agreements with both Scott G. Halperin, the Company's Chairman and Chief Executive Officer and Bernard F. Lillis, Jr, the Company's Chief Financial Officer and Chief Operating Officer. Reference is made to exhibits 10 (ae) and 10( af) for all terms and conditions of the agreements, which are summarized below.

         Scott G. Halperin

         On August 1, 1997, the Company entered into an employment agreement the ("Halperin Agreement") with Scott G. Halperin. This Halperin Agreement superseded and replaced Mr. Halperin's previous employment agreement. The Halperin Agreement provides that Mr. Halperin shall serve as Chairman of the Board and Chief Executive Officer of the Company from August 1, 1997 through July 31, 2005. The Employment Agreement provides that the Company shall pay Mr. Halperin at the annual rate of $220,000 for the initial term of the Employment Agreement. The Employment Agreement may be renewed by the Company for successive three year periods commencing on the termination date, by mutual agreement of the Company and Mr. Halperin provided however that the Company may elect to terminate the agreement at the end of the term hereof, or the then renewal term, as the case may be, giving written notice of such non-renewal not less than 180 days prior to the then current term or the renewal term of the agreement. Mr. Halperin's base compensation shall be increased annually by twenty percent from August 1 1998 through July 31, 2001 and by fifteen percent from August 1, 2001 through July 31 2005. Additionally, Mr. Halperin's base compensation shall increase by fifteen percent on the date of renewal and annually thereafter. In addition to his base salary, Mr. Halperin is entitled to receive additional incentive compensation during each fiscal year in an amount not less than 2% of the increase in gross revenues of the Company during each such year as compared to the prior year, commencing with the fiscal year ended December 31, 1996, and any other bonus the Company's Board of Directors may award to Mr. Halperin.

         The Employment Agreement provides that the Company shall pay Mr. Halperin an automobile expense allowance in the amount of $12,000 per annum. The Company shall maintain a medical and dental plan for qualified employees that covers Mr. Halperin, his spouse and his minor children and it shall bear the premiums related to Mr. Halperin and his family.

         The Company may terminate Mr. Halperin for "Cause," which is defined as
(a) willfully damaging the Company's property, (b) conviction of a felony, (c) willfully engaging in theft, fraud, embezzlement or securities law violations with respect to the Company, or (d) willfully and substantially failing to perform his duties under the Employment Agreement (other than a failure resulting from Mr. Halperin's incapacity due to physical or mental illness).

         Mr. Halperin may terminate the Employment Agreement for Good Reason (as defined below) or if his health should become impaired to an extent that makes the continued performance of his duties under the Employment Agreement hazardous to his physical or mental health. "Good Reason" includes, but is not limited to, failure of the Company to comply with the Company's material obligation and agreement, or an assignment to Mr. Halperin of any duties or reporting obligations other than those contemplated by, or any limitation of the powers of Mr. Halperin in any respect not contemplated by, the Employment Agreement.

         Upon the early termination of the Employment Agreement by the Company (other than for Mr. Halperin's death, his disability or cause) or upon the early termination of the Employment Agreement by Mr. Halperin for Good Reason, the Company is required to pay to Mr. Halperin his full base salary through the time notice of termination is given and a lump sum payment equal to the greater of
(i) the remaining compensation (including incentive compensation) payable to Mr. Halperin as though the Employment Agreement had been performed through July 31, 2005 or such later date to which the term of the employment has been extended and (ii) the total compensation earned by Mr. Halperin during the one year period prior to the date of termination. Under such circumstances, Mr. Halperin is also entitled to receive all employee benefits until the later of (A) July 31, 2005 or such later date to which the term of the Employment Agreement has been extended or (B) one year from the date of termination. In addition, all stock awards and options theretofore awarded or granted to Mr. Halperin shall, to the fullest extent permitted by applicable law, immediately vest.

         The Employment Agreement prohibits Mr. Halperin from disclosing confidential information or trade secrets of the Company during the term of his employment under the Employment Agreement and for 12 months thereafter. The Employment Agreement also prohibits Mr. Halperin from competing, during the period of his employment under the Employment Agreement and for 12 months thereafter, within any county (or adjacent county) in any state within the United States in which the Company is engaged in business during Mr. Halperin's employment by the Company. However, the restrictions on disclosure and competition do not apply if the Company terminates Mr. Halperin without Cause or if Mr. Halperin terminates the Employment Agreement for Good Reason.

         The Employment Agreement also grants Mr. Halperin certain demand and "piggyback" registration rights with respect to the shares of common stock owned by him.

         Mr. Halperin waived cash compensation in excess of $190,000 for 1998, and all cash compensation for 1996 and 1997 in exchange for additional employee stock options.

         Bernard F. Lillis, Jr.

         On August 1, 1997, the Company entered into an employment agreement the ("Lillis Agreement") with Bernard F. Lillis, Jr.. The Lillis Agreement provides that Mr. Lillis shall serve as Chief Financial Officer and Chief Operating Officer of the Company from August 1, 1997 through July 31, 2005. The Employment Agreement provides that the Company shall pay Mr. Lillis at the annual rate of $190,000 for the initial term of the Employment Agreement. The Employment Agreement may be renewed by the Company for successive three year periods commencing on the termination date, by mutual agreement of the Company and Mr. Lillis provided however that the Company may elect to terminate the agreement at the end of the term hereof, or the then renewal term, as the case may be, giving written notice of such non-renewal not less than 180 days prior to the then current term or the renewal term of the agreement. Mr. Lillis's base compensation shall be increased annually by twenty percent from August 1 1998 through July 31, 2001 and by fifteen percent from August 1, 2001 through July 31 2005. Additionally, Mr. Lillis's base compensation shall increase by fifteen percent on the date of renewal and annually thereafter. In addition to his base salary, Mr. Lillis is entitled to receive additional incentive compensation during each fiscal year in an amount not less than 2% of the increase in gross revenues of the Company during each such year as compared to the prior year, commencing with the fiscal year ended December 31, 1996, and any other bonus the Company's Board of Directors may award to Mr. Lillis.

         The Employment Agreement provides that the Company shall pay Mr. Lillis an automobile expense allowance in the amount of $12,000 per annum. The Company shall maintain a medical and dental plan for qualified employees that covers Mr. Lillis, his spouse and his minor children and it shall bear the premiums related to Mr. Lillis and his family.

         The Company may terminate  Mr. Lillis for "Cause,"  which is defined as
(a) willfully damaging the Company's property, (b) conviction of a felony, (c) willfully engaging in theft, fraud, embezzlement or securities law violations with respect to the Company, or (d) willfully and substantially failing to perform his duties under the Employment Agreement (other than a failure resulting from Mr. Lillis's incapacity due to physical or mental illness).

         Mr. Lillis may terminate the Employment Agreement for Good Reason (as defined below) or if his health should become impaired to an extent that makes the continued performance of his duties under the Employment Agreement hazardous to his physical or mental health. "Good Reason" includes, but is not limited to, failure of the Company to comply with the Company's material obligation and agreement, or an assignment to Mr. Lillis of any duties or reporting obligations other than those contemplated by, or any limitation of the powers of Mr. Lillis in any respect not contemplated by, the Employment Agreement.

         Upon the early termination of the Employment Agreement by the Company (other than for Mr. Lillis's death, his disability or cause) or upon the early termination of the Employment Agreement by Mr. Lillis for Good Reason, the Company is required to pay to Mr. Lillis his full base salary through the time notice of termination is given and a lump sum payment equal to the greater of
(i) the remaining compensation (including incentive compensation) payable to Mr. Lillis as though the Employment Agreement had been performed through July 31, 2005 or such later date to which the term of the employment has been extended and (ii) the total compensation earned by Mr. Lillis during the one year period prior to the date of termination. Under such circumstances, Mr. Lillis is also entitled to receive all employee benefits until the later of (A) July 31, 2005 or such later date to which the term of the Employment Agreement has been extended or (B) one year from the date of termination. In addition, all stock awards and options theretofore awarded or granted to Mr. Lillis shall, to the fullest extent permitted by applicable law, immediately vest.

         The Employment Agreement prohibits Mr. Lillis from disclosing confidential information or trade secrets of the Company during the term of his employment under the Employment Agreement and for 12 months thereafter. The Employment Agreement also prohibits Mr. Lillis from competing, during the period of his employment under the Employment Agreement and for 12 months thereafter, within any county (or adjacent county) in any state within the United States in which the Company is engaged in business during Mr. Lillis's employment by the Company. However, the restrictions on disclosure and competition do not apply if the Company terminates Mr. Lillis without Cause or if Mr. Lillis terminates the Employment Agreement for Good Reason.

         The Employment Agreement also grants Mr. Lillis certain demand and "piggyback" registration rights with respect to the shares of common stock owned by him.

         Mr. Lillis waived cash compensation in excess of $160,000 for 1998 in exchange for additional employee stock options.

                        DIRECTORS' REPORT ON COMPENSATION

         The Board of Directors reviews, recommends and approves changes to the Company's compensation policies and programs and is responsible for reviewing and approving the compensation of the Chief Executive Officer and other senior officers of the Company.

         The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         The Board of Directors is responsible for reviewing the compensation and benefits of the Company's executive officers concerning compensation and benefits for such executive officers and administering the Company's stock option plans.

         The Company believes that executive compensation should be based upon value returned to shareholders. The Company has developed and is developing compensation programs designed to reflect Company performance and to be competitive in the marketplace. In designing compensation programs, the Company attempts to reflect both value created for shareholders while supporting the Company's strategic goals. The Company's compensation programs reflect the following themes:

         o Compensation should be meaningfully related to the value created for shareholders

         o Compensation programs should support the Company's short-term and long-term strategic goal and objectives.

         o Compensation programs should promote the Company's value and reward individuals for outstanding contributions to the Company's success.

         o Short-term and long-term compensation should be designed to attract and retain superior executives.

         The Company's executive compensation is based upon three components, base salary, annual incentive bonuses and long-term incentives, which are intended to serve the overall compensation philosophy.

Base Salary

         The base salary of each executive officer is determined as a function of three principal factors: the individual's performance, the relationship of the individual's salary to similar executives in comparable companies, and increases in the individual's responsibilities, whether through promotions or otherwise.

Annual Incentive Bonus

         The Company's annual incentive bonuses are designed to reflect the individual officer's contribution to the profitability of the Company and any special achievements by the respective officers. Each officer's bonus is based upon the Company's performance in various areas, such as sales, profit margins, operating expenses and net income, as compared to a pre-determined plan for each officer each year.


                                PERFORMANCE GRAPH

                                 Growth of $100

               CSRP Non-Financial  Saratoga Brands Inc.     NASDAQ Market Index
--------------------------------------------------------------------------------
    12/31/94         100.000               100.000                 100.000
--------------------------------------------------------------------------------
    12/30/95         141.436               140.000                 139.380
--------------------------------------------------------------------------------
    12/29/96         173.925               35.000                  169.334
--------------------------------------------------------------------------------
    12/31/97         213.376               19.173                  198.666
--------------------------------------------------------------------------------
    12/31/98         299.952               14.167                  290.983
--------------------------------------------------------------------------------
    Pct. Ch.         299.952%             -85.833%                 290.983%
--------------------------------------------------------------------------------


         This graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such Acts.



THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE TO ELECT THE AFOREMENTIONED NOMINEES TO SERVE ON THE BOARD OF DIRECTORS.

                                   PROPOSAL 2

                               RATIFICATION OF THE
                        SELECTION OF INDEPENDENT AUDITORS

         The selection of independent auditors to examine the financials statements of the Company for the fiscal year ending December 31, 1999 to be transmitted or made available to shareholders and filed with the Securities and Exchange Commission is to be submitted to the meeting for ratification.





         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                                   PROPOSAL 3

                      PROPOSAL TO CHANGE THE COMPANY'S NAME

         On July 14, 1999, the Board of Directors unanimously adopted a resolution proposing that the Company change its name to The Classica Group, Inc.





         THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO CHANGE THE COMPANY'S NAME TO THE CLASSICA GROUP, INC. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   PROPOSAL 4

                    AMENDMENT TO CERTIFICATE OF INCORPORATION
                     TO AUTHORIZE SHARES OF PREFERRED STOCK

         On June 15, 1999, the Board of Directors unanimously adopted a resolution proposing that Article 4 of the Company's Certificate of Incorporation be amended to increase the authorized capital stock of the Company to 40,000,000 shares, 25,000,000 of which will remain as shares of common stock, $.001 par value and 200 of which will be Series A Participating Preferred and 9,998,000 of which will be preferred stock, $.001 par value, of the Company. Each series of shares of preferred stock to be issued will have such rights and obligations as to dividends, redemptions by the Company, and other rights or obligations as may be established by this Company's Board of Directors with respect to each such series, as set forth in a certified resolution duly filed with the Secretary of State of New York, pursuant to the Corporation Law. The Board directed that the proposed amendment be submitted to a vote of the holders of all of the Company's outstanding stock. If the amendment is approved by the holders of a majority of the Company's shares represented in person or by proxy at the Meeting, the Company's Certificate of Incorporation will be amended to provide that the Company is authorized to issue 10,000,000 shares of preferred stock, with $.001 par value.

         As of the date of this Proxy Statement, the Company has 5,046,661 shares of Common Stock outstanding. Other than to meet the requirements of various employee benefit and incentive plans of the Company, the Company has no present plan, understanding or agreement to issue additional shares of Common Stock.

         The Company has no present plan, understanding or agreement to issue shares of preferred stock. The Board of Directors believes that the proposed authorization of shares of preferred stock is desirable to enhance the Company's flexibility in connection with possible future actions, such as stock dividends, stock splits, corporate mergers, acquisitions of property and the possible funding of its business, or other corporate purposes. The Board will determine whether, where and on what terms the issuance of shares of Common Stock may be warranted in connection with any of the foregoing purposes.

         A vote in favor of the proposed amendment to the Company's Certificate of Incorporation by the holders of a majority of the outstanding shares of Common Stock represented at the Meeting. In person or by proxy, is necessary for the adoption of this proposal. If the proposed amendment is adopted by the shareholders, it will become effective upon filing a Certificate of Amendment as required by the New York Corporation Law. The Company's financial statements, included in its 1998 Annual Report furnished to shareholders in connection with the distribution of this Proxy Statement, are incorporated in this Proxy Statement by reference.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND ARTICLE IV OF THE CERTIFICATE OF INCORPORATION. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A DIFFERENT CHOICE.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         The Securities Exchange Act of 1934 requires the Company's directors and executive officers and person who own more than ten percent of a registered class of the Company's equity securities to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. To the knowledge of the Company, all filing requirements under Section 16(a) in respect of the Company were complied within the year ended December 31, 1998.

                                     GENERAL

         The expense of this solicitation is to be borne by the Company. The Company may also reimburse persons holding shares in their names or in the names of their nominees for their expenses in sending proxies and proxy material to their principals.

         Unless otherwise directed, the persons named in the accompanying form of proxy intend to vote all proxies received by them in favor of the election of nominees to the Board herein, and the ratification of selected independent auditors. All proxies will be voted as specified.

         Management does not intend to present any business at the meeting other than that set forth in the accompanying Notice of Annual Meeting, and it has no information that others will do so. If other matters requiring the vote of the shareholders properly come before the meeting and any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their judgment on such matters.

                SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

         Shareholder proposals for inclusion in the proxy materials related to the 2000 Annual Meeting of Shareholders must be received by the Company no later than December 31, 1999. A Shareholder must have been a record or beneficial owner of the Company's common stock for at least one year prior to December 31, 1999, and the shareholder must continue to own such shares, worth at least $1,000, through the date on which the Meeting is held.

         The Company's by-laws outline procedures, including minimum notice provisions, for shareholder nominations of directors and other shareholder business to be brought before shareholders at the Annual Meeting. A copy of the pertinent by-laws provisions is available upon request to Bernard F. Lillis, Jr,, Secretary, Saratoga Brands Inc., 1835 Swarthmore Avenue, Lakewood, New Jersey 08701.

                                            By order of the Board of Directors

                                                     SARATOGA BRANDS INC.

                                                     ------------------------
                                                     BERNARD F. LILLIS, JR.
                                                     Secretary

Lakewood, New Jersey
July 30, 1999